Exhibit 99.1

DRI Corporation 13760 Noel Road, Suite 830 Dallas, Texas 75240 Phone: (214) 378-8992 Fax: (214) 378-8437 www.digrec.com
PRESS RELEASE
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com
For Immediate Release
DRI CORPORATION ANNOUNCES CREDIT AND LOAN
AGREEMENT EXTENSIONS WITH U.S. LENDERS
DALLAS, April 6, 2011 — DRI Corporation (NASDAQ®: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that it has secured extensions for existing credit and loan agreements with its U.S. lenders, PNC Bank, National Association (“PNC”) and BHC Interim Funding III, L.P. (“BHC”), respectively, through April 30, 2012.
David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “With the assistance of Morgan Keegan & Company, Inc. (“Morgan Keegan”), we evaluated a number of financing options for our U.S. operations, but ultimately we concluded that an extension of our existing financing arrangements with PNC and BHC was the best course of action. Those extensions have been obtained, as noted in the Form 8-K dated April 6, 2011. Both PNC and BHC have been very supportive of DRI Corporation throughout the course of our relationships, and we appreciate that both organizations have decided to continue working with us going forward.”
OVERVIEW OF REVOLVING CREDIT AGREEMENT EXTENSION
The Company entered into an extension for its revolving credit agreement with PNC, effective March 31, 2011. The extension contains covenants and provisions consistent with operating needs for the term. For details, refer to our Form 8-K filed on April 6, 2011.
The original three-year agreement, dated June 30, 2008, was a revolving credit line of up to $8 million subject to formula-derived availability based on inventory and accounts receivable.
PNC is a subsidiary of The PNC Financial Services Group, Inc., one of the nation’s largest diversified financial services organizations providing retail and business banking; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management; asset management; and global fund services.
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OVERVIEW OF SUBORDINATED LOAN AGREEMENT EXTENSION
The Company entered into an extension of its subordinated loan agreement with BHC, effective April 6, 2011. The extension contains covenants and provisions consistent with operating needs for the term. For details, refer to our Form 8-K filed on April 6, 2011.
The original three-year, $5 million loan agreement dated June 30, 2008, provided additional working capital to fund growth in both the Company’s domestic and international operations over three years according to present business plans.
BHC is the investment arm of Brooks, Houghton & Company, Inc. and specializes in making investments in middle market companies. The firm typically provides mezzanine and bridge capital for acquisitions or recapitalizations; to finance profitable growth or expansion; to augment working capital; and to enable time sensitive opportunities. It primarily invests in manufacturing, distribution, and business services companies based in United States. Brooks Houghton & Company was formed in 1989 and is based in New York, N.Y., with an additional office at Stamford, Conn.
ABOUT THE COMPANY
DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2009, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $82.3 million, and our global workforce to 244 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.
FORWARD-LOOKING STATEMENTS
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. Forward-looking statements are subject to risks and uncertainties, including those set forth in the Company’s Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010, Aug. 11, 2010 and Nov. 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.
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